Exhibit 8.1

mwe.com

June 14, 2022

Via Email

Healthcare Trust of America, Inc.

16435 N. Scottsdale Road, Suite 320

Scottsdale, Arizona 85254

Re:  Status as a Real Estate Investment Trust

Dear Ladies and Gentlemen:

You have requested our opinion concerning certain federal income tax considerations in connection with the exchange of outstanding 3.875% Senior Notes due 2025, 3.625% Senior Notes due 2028, 2.400% Senior Notes due 2030 and 2.050% Senior Notes due 2031 issued by Healthcare Realty Trust Incorporated (“HTA”), a Maryland corporation, for the issuance by the Healthcare Trust of America Holdings, LP (the “Issuer”), a Delaware limited partnership, of $1.150 billion aggregate principal amount of (i) 3.875% Senior Notes due 2025, (ii) 3.625% Senior Notes due 2028, (iii) 2.400% Senior Notes due 2030 and (iv) 2.050% Senior Notes due 2031 (the “Notes”), guaranteed by HTA, pursuant to a Dealer Manager Agreement, dated June 14, 2022 (the “Dealer Manager Agreement”), among you, as dealer manager (“Dealer Manager”), the Issuer and HTA. The Issuer and HTA are collectively referred to herein as the “Transaction Parties”).

The opinion set forth in this letter is based on relevant provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations thereunder (including proposed and temporary Treasury Regulations) (the “Regulations”) and interpretations of the foregoing as expressed in published court decisions, administrative determinations and the legislative history as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, that might result in modifications of our opinion.

In rendering our opinion we examined such records, certificates, documents and other materials as we considered necessary or appropriate as a basis for such opinion, including the following: (1) the registration statement on Form S-4 (the “Registration Statement”), filed by HTA with the Securities and Exchange Commission (the “Commission”) on June 14, 2022, for purposes of registering the securities of HTA and the Issuer under the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus included in the Registration Statement; (2) (a) the Issuer’s and HTA’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2021, filed with the Commission on April 12, 2022 (the “2021 Annual Report on Form 10-K”), (b) the Issuer’s and HTA’s Current Reports on Form 8-K, filed with the Commission on February 28, 2022, March 1, 2022, March 14, 2022, March

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June 14, 2022

15, 2022, May 5, 2022 and May 16, 2022 , and (c) HTA’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 30, 2021 (collectively, the “Incorporated Documents”); (3) the Amended and Restated Agreement of Limited Partnership of the Issuer; (4) the Fifth Articles of Amendment and Restatement of HTA, as amended; (5) records required by the Code and Treasury Regulations relating to stockholder ownership and fair value of assets, prepared by HTA for the year ended December 31, 2021; and (6) such other documents and information provided to us as we deemed relevant to our opinion.

In addition, we have been provided with a certificate, dated June 14, 2022 (the “Officer’s Certificate”), executed by a duly appointed officer of HTA, as the corporation which is directly or indirectly serving as the sole corporate general partner of the Issuer, setting forth certain factual representations relating to the formation and operation of HTA and its subsidiaries. Where the factual representations in the Officer’s Certificate involve terms defined in the Code, the Regulations, published rulings of the Internal Revenue Service (the “Service”) or other relevant authority, we have reviewed with the individual making such representations the relevant provisions of the Code, the applicable Regulations, the published rulings of the Service, and other relevant authority. We are not aware of any facts that are inconsistent with the representations contained in the Officer’s Certificate.

For purposes of our opinion, although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel, we have not made an independent investigation of all of the facts set forth in such documents, the Officer’s Certificate, the partnership agreement of the Issuer or the Registration Statement. We have consequently assumed, with your permission, (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity, to the extent relevant to our opinions, of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) due execution and delivery of all such documents by all the parties thereto, (vii) the compliance of each party with all material provisions of such documents, and (viii) the accuracy and completeness of all records made available to us.

We have also assumed for the purposes of this opinion that (i) HTA is validly organized, duly incorporated, and existing under the laws of the State of Maryland and in good standing in Maryland, (ii) the issuance of the Notes will be duly authorized and validly issued, (iii) the Issuer is a duly organized and validly existing limited partnership under the laws of the State of Delaware, (iv) each other subsidiary of HTA is duly organized and a validly existing limited liability company or corporation under the laws of its state of organization, (v) the transactions described in or contemplated by any of the aforementioned documents have been or will be consummated in accordance with the operative documents, (vi) the operative documents are enforceable in accordance with their terms, (vii) neither HTA nor any entity in which HTA owns a direct or indirect interest will make any amendments to its organizational documents after the date hereof that could adversely affect HTA’s ability to satisfy the requirements for qualification as a real estate investment trust (“REIT”), (viii) HTA has been and will continue to be organized and

June 14, 2022

operated in the manner described in the Officer’s Certificate, the Registration Statement, the Incorporated Documents and the other relevant documents referred to above and (ix) the representations in the Officer’s Certificate are and will remain true, correct and complete and that all representations made “to the best of the knowledge and belief” of any person(s) or party(ies) or with similar qualification or that are qualified as to materiality are and will be true, correct and complete as if made without such qualification. Any material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions.

Based on the foregoing, we are of the opinion that:

1. HTA has qualified for treatment as a real estate investment trust (“REIT”) under the Code for its taxable years ended December 31, 2007 through December 31, 2021 and HTA’s organization and current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT for its taxable year ending December 31, 2022 and each taxable year thereafter.

2. The Issuer has been since its formation, and continues to be, treated for United States federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation or as a publicly traded partnership.

3. The statements set forth in the Registration Statement under the caption “Certain U.S. Federal Income Tax Consequences,” considered as a whole and insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

However, such section of the Registration Statement is not exhaustive and do not purport to discuss any state or local tax considerations or all possible federal income tax considerations of the purchase, ownership and disposition of Notes or other securities. In addition, HTA’s qualification and taxation as a REIT depend upon HTA’s ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to stockholders and the diversity of its stock ownership. McDermott Will & Emery LLP will not review HTA’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the operations of HTA, the Issuer and their subsidiaries, the sources of their income, the nature of their assets, the level of HTA’s distributions to stockholders and the diversity of its stock ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

Other than as expressly stated above, we express no opinion on any issue relating to HTA, the Issuer, one or more of the other subsidiaries of HTA or to any investment therein. Furthermore, we assume no obligation to advise you of any changes in the foregoing subsequent to the date of this letter, and we are not undertaking to update this letter after the date hereof.

June 14, 2022

In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act of 1933, as amended, we hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K dated on or about the date hereof. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.

Respectfully submitted,

/s/ McDermott Will & Emery LLP